EXHIBIT 23.1

CONSENT OF LEGAL COUNSEL

We hereby consent to the use, in the registration statement for additional shares for the General Communication, Inc.'s GCI 401(k) Plan using Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in rendering certain opinions pertaining to the legality of the shares subject to that registration.

WOHLFORTH, JOHNSON, BRECHT,
CARTLEDGE & BROOKING,
A Professional Corporation

By:	/s/ Julius J. Brecht
Name: Julius J. Brecht

Anchorage, Alaska

April 2, 2010